                         Independent Auditors' Consent


T0 the Shareholders and Board of Trustees of the Smith Barney Income Funds:

We consent to the use of our report dated September 20, 1995 with respect to the Utility Fund incorporated herein by reference in the Prospectus and included in this Registration Statement on Form N-14 for Smith Barney Income Funds and to the references to our firm under the headings "Financial
 Statements and Experts" and "Representations and Warranties" in the Prospectus/Proxy Statement and Financial Highlights in the Prospectus incorporated herein by reference.




                                   KPMG PEAT MARWICK LLP





October 2, 1995
New York, New York

                         Independent Auditors' Consent


T0 the Shareholders and Board of Directors of the Smith Barney Funds, Inc.:

We consent to the use of our report dated February 17, 1995 with respect to the Utility Portfolio incorporated herein by reference in the Prospectus and included in this Registration Statement on Form N-14 for Smith Barney Funds,
 Inc. and to the references to our firm under the headings "Financial Statements and Experts" and "Representations and Warranties" in the
Prospectus/Proxy Statement and Financial Highlights in the Prospectus incorporated herein by reference.




                                   KPMG PEAT MARWICK LLP





October 2, 1995
New York, New York